EXHIBIT 10(b)











                            DARDEN RESTAURANTS, INC.
                                  FLEXCOMP PLAN


                             As Amended and Restated
                   Including amendments through July 26, 2002




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                            DARDEN RESTAURANTS, INC.
                                  FLEXCOMP PLAN


                                    ARTICLE I
                                  INTRODUCTION


     Section 1.1 Purpose of Plan. Darden Restaurants, Inc. (formerly known as "General Mills Restaurants, Inc.") hereby adopts the Darden Restaurants, Inc. FlexComp Plan (the "Plan") for a select group of the key management and highly compensated employees of the Company as a means of providing bonus income and a method for sheltering a portion of an eligible individual's income from current taxation by providing (i) current bonus income (referred to herein as "FlexComp Awards") on an annual basis and providing a means by which an eligible individual may elect to defer the payment of all or a portion of his or her FlexComp Award for a period of one or more years, and (ii) a means by which an eligible individual may elect to defer the payment of all or a portion of his or her salary and/or applicable bonus (in addition to his FlexComp Awards) for a period of one or more years. In addition, this Plan is intended to be a successor Plan with respect to certain liabilities on behalf of certain individuals who had deferred compensation accounts under the General Mills Restaurants, Inc. FlexComp Plan, the General Mills, Inc. Deferred Compensation Plan and/or the Supplemental Savings Plan of General Mills, Inc. immediately prior to the Effective Date, which liabilities were transferred to this Plan as a result of the spin-off of General Mills Restaurants, Inc. from General Mills, Inc.

     Section 1.2 Effective Date of Plan. This Plan is a successor plan to the plans named below as of the Effective Date. This Plan was amended, effective January 1, 1996, to allow for the deferral of salary and bonuses with respect to eligible individuals. The original effective date of the predecessor plans, from which liabilities are transferred to this Plan, are as follows:

     (a) The original effective date of the General Mills Restaurants, Inc. FlexComp Plan was June 1, 1994;

     (b) The original effective date of the General Mills, Inc. Deferred Compensation Plan was May 1, 1984; and

     (c) The original effective date of the Supplemental Savings Plan of General Mills, Inc. was July 25, 1983.

The Plan has been amended from time to time from its original effective date. This amendment and restatement includes all amendments through July 26, 2002.


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                                   ARTICLE II
                                   DEFINITIONS


     Section 2.1 Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Section 2.2 Committee shall mean the Minor Amendment Committee of the Board of Directors of the Company or its delegate or the Compensation Committee of the Board of Directors with respect to any determination that is made with respect to a Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Section 2.3  Company  shall mean Darden  Restaurants,  Inc.  and any of its
subsidiaries  or  affiliated   business  entities  as  shall  be  authorized  to
participate in the Plan by the Board, or its delegate.

     Section 2.4 Current Compensation shall be determined solely for the period during which the Participant was ineligible to accrue benefits under the Retirement Plan or the Retirement Income Plan of General Mills, Inc. and shall mean the "Earnable Compensation" that would have been recognized under the Retirement Plan for such Participant for such period, without regard to any limitations on compensation imposed under the Code. Notwithstanding the preceding sentence, the following special rules shall apply in determining Current Compensation:

     (a) Any annual incentive compensation that is based on fiscal year performance shall be considered Current Compensation for the Plan Year in which it accrues, and any incentive compensation that is not based on fiscal year performance shall be considered Current Compensation for the Plan Year in which paid.

     (b) In the case of a Participant who is totally and permanently disabled and who is receiving long-term disability benefits from an LTD Plan, Current Compensation shall include "hypothetical earnings" based on the greater of (1) the Participant's base salary rate at the time the disability occurred, or (2) the Participant's eligible earnings for the calendar year immediately prior to the onset of the disability, but shall not include "hypothetical earnings" for any period after the earlier of (A) the date the Participant attains age 65, or (B) the date the Participant is no longer eligible to receive benefits under an LTD Plan.

     (c) Current Compensation shall not include any amounts paid pursuant to a severance plan or arrangement or a special service allowance.

     (d) Any amounts attributable to sign-on bonuses or special project bonuses shall not be considered Current Compensation for purposes of determining the amount of any FlexComp Award (although such amounts shall be included for determining

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          an individual's  compensation for purposes of Section 3.3(c),  whether or not deferred).

     (e) Current Compensation shall not include amounts paid prior to the date of a Participant's first anniversary of employment, unless such Participant was hired prior to November 1, 1994.

     Section 2.5 Deferred Comp Participant shall mean a Participant who is eligible under Section 3.3 to defer all or a portion of his or her compensation (including salary and/or bonuses) as described in Section 4.4.

     Section 2.6 DSP shall mean the Darden Savings Plan (formerly the "Profit Sharing and Savings Plan for Darden Restaurants, Inc.).

     Section 2.7 Effective Date shall mean May 29, 1995.

     Section 2.8 FlexComp Award Participant shall mean a Participant who is eligible under Section 3.2 for a FlexComp Award under Section 4.1 and deferral of that award under Section 4.3.

     Section 2.9 Management Incentive Plan shall mean the plan adopted by Darden Restaurants, Inc. for key management employees.

     Section 2.10 Minor Amendment Committee shall mean the Minor Amendment Committee, appointed by the Board of Directors of Darden Restaurants, Inc.

     Section 2.11 Participant shall mean any employee of the Company who meets the eligibility requirements for a deferral under this Plan as set forth in
Article III.

     Section 2.12 Plan Year shall mean the  twelve-month  period ending each May
31.

     Section 2.13 Retirement Plan shall mean the Retirement Income Plan of Darden Restaurants, Inc. (formerly the "Pension Plan for Salaried Employees of General Mills Restaurants, Inc.").

     Section 2.14 Supplemental Savings Plan shall mean the Supplemental Savings Plan of General Mills, Inc., under which certain employees of General Mills, Inc. or one of its affiliates had an account balance as of the Effective Date, which liabilities were transferred to this Plan as of the Effective Date, or, with respect to individuals who became employees of the Company after the Effective Date, but before the one-year anniversary of the Effective Date, on said one-year anniversary of the Effective Date.

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                                   ARTICLE III
                      ELIGIBILITY FOR AWARDS AND DEFERRALS


     Section 3.1 Participation. An individual shall be a Participant in this Plan only if he or she satisfies any of the eligibility criteria set forth in
Section 3.2 or Section 3.3.  Upon  becoming a  Participant  under Section 3.2 or
Section 3.3, such an individual shall be permitted to participate solely for the deferral and award provisions of this Plan for which he or she has satisfied the eligibility criteria. Notwithstanding the foregoing, in no event may a
Participant defer any amounts under this Plan during a period when the individual is receiving any amounts paid pursuant to a severance plan or arrangement or a special service allowance maintained by the Company.

     Section 3.2 FlexComp Award Participants. An individual who has completed one year of service with the Company (including service with General Mills, Inc. prior to the Effective Date) shall be eligible to become a FlexComp Award Participant in the FlexComp Award feature of this Plan (including the deferral of such Award) for a Plan Year, if such individual:

     (a) is designated as eligible to participate hereunder by the Minor Amendment Committee (or its designee) or by the Compensation Committee if such individual is subject to Section 16 of the Exchange Act;

     (b) is a highly compensated employee (as defined in Code Section 414(q) and the regulations and other guidance issued thereunder) under the DSP and the Retirement Plan for the DSP and Retirement Plan plan years that occur within the Plan Year or was a highly compensated employee during the preceding two plan years of the DSP and the Retirement Plan or is employed at a salary which, on an annual basis, is anticipated to exceed $80,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d));

     (c) is either employed by the Company or receiving benefits under a long-term disability income plan of the Company ("LTD Plan") on or after June 1, 1994;

     (d) is not an active participant in the Retirement Plan, the DSP, or any other tax-qualified retirement plan sponsored or maintained by the Company; and

     (e) would be entitled to accrue benefits under the Retirement Plan and be entitled to have contributions made under the DSP (or, if the individual is receiving benefits from an LTD Plan, would be entitled to accrue benefits under the Retirement Plan) if such plans did not have restrictions on participation by highly compensated employees or employees whose annualized salary as of his date of hire exceeds $80,000 (as adjusted).

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     Notwithstanding the foregoing  provisions of Section 3.2(b),  effective May
1, 1999, the rule in the DSP and Retirement Plan automatically excluding an employee from participation therein for two plan years after a plan year in which such employee is a highly compensated employee shall not apply with respect to Qualified Managers as defined in the DSP. Therefore, in lieu of
Section 3.2(b), such individuals shall be eligible to become a FlexComp Award Participant in the FlexComp Award feature of this Plan (including the deferral of such Award) for a Plan Year, if such individual otherwise meets the requirements of Section 3.2(a), (c), (d), and (e) and such individual is a highly compensated employee, as defined therein for the current DSP and Retirement Plan plan years or is employed at a salary which, on an annual basis, is anticipated to exceed $80,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).

     Section 3.3 Deferred Comp Participants. Effective January 1, 1996, an individual shall be eligible to become a Deferred Comp Participant in the deferred compensation features of this Plan (other than those deferral features applicable to FlexComp Awards) for any Plan Year, if he or she:

     (a)  is an officer;

     (b) is a highly compensated employee (as defined in Code Section 414(q) and the regulations and other guidance issued thereunder) under the DSP and the Retirement Plan for the DSP and Retirement Plan plan years that occur within the Plan Year or was a highly compensated employee during the preceding two plan years of the DSP and the Retirement Plan or is employed at a salary which, on an annual basis, is anticipated to exceed $80,000 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)); or

     (c) after having become eligible under (a) or (b) above for a prior Plan Year, the individual would have been a highly compensated employee under the DSP or the Retirement Plan for the DSP or Retirement Plan plan year ending within the Plan's Plan Year (as defined in Code
          Section 414(q) and the regulations and other guidance issued thereunder) had the individual's compensation included all amounts that the individual deferred under this Plan other than deferrals, if any, of the FlexComp Awards.

     Notwithstanding the foregoing provisions of Section 3.3(b), effective May 1, 1999, the rule in the DSP and Retirement Plan automatically excluding an employee from participation therein for two plan years after a plan year in which such employee is a highly compensated employee shall not apply with respect to Qualified Managers as defined in the DSP. Therefore, in lieu of
Section 3.3(b), such individuals shall be eligible to become a Deferred Comp Participant in the deferred compensation features of this Plan (other than those deferral features applicable to FlexComp Awards) for any Plan Year, if he or she otherwise meets the requirements of Section 3.3(a) or (c) or such individual is a highly compensated employee, as defined therein for the DSP and Retirement Plan plan years that occur within the Plan Year or is

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employed at a salary which, on an annual basis, is anticipated to exceed $80,000
(adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).


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                                   ARTICLE IV
                       FLEXCOMP AWARDS AND PLAN DEFERRALS


     Section 4.1 Payment of Annual FlexComp Award. A FlexComp Award Participant who: (i) as of the last day of a Plan Year, is actively employed by the Company or receiving benefits under an LTD Plan; or (ii) terminates employment during a Plan Year due to "retirement" (as that term is defined under the Retirement
Plan) or death, shall be paid any FlexComp Award that he or she may become entitled to receive for the Plan Year (as determined under Section 4.2) in cash as soon as practicable following the end of such Plan Year. A FlexComp Award Participant who terminates during a Plan Year for any reason other than "retirement" (as defined under the Retirement Plan) or death shall be paid any FlexComp Award that he or she may become entitled to receive for the Plan Year in cash as soon as practicable after the end of the Plan Year following his or her termination of employment.

     Section 4.2 Amount of Annual FlexComp Award. A FlexComp Award Participant shall be entitled to an annual FlexComp Award, the amount of which shall be determined as follows:

     (a) The formula for determining the FlexComp Award set forth in (b) or (c) below shall apply to all FlexComp Award Participants, as follows:

          (1) FlexComp Award Participants who are hired on or after June 1, 2000 shall have their FlexComp Award amounts determined under (b) below.

          (2) FlexComp Award Participants who were actively employed (including those on an authorized leave of absence) FlexComp Award Participants during the Plan Year beginning June 1, 2000 and who, in accordance with such procedures established by the Committee made a one-time irrevocable election prior to the date established by the Committee, to have their FlexComp Awards determined under the formula set forth in (b) or (c) below for all Plan Years beginning on and after June 1, 2000 shall have their FlexComp Awards determined in accordance with that affirmative election. In the absence of an affirmative election to the contrary, such Participant's FlexComp Award for all Plan Years beginning on and after June 1, 2000 shall be determined under the formula set forth in (b) below.

          (3) FlexComp Award Participants who were actively employed before June 1, 2000, were not eligible for the election as described in
               (a)(2) above even though they were actively employed at such time, became eligible to participate as a FlexComp Award Participant without having incurred a break in service from the Company (whether or not such participation was for the first time), and participate in the final average pay portion of the Retirement Plan shall be provided with a one-time irrevocable election to

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               choose whether to have the FlexComp Award determined under (b) or
               (c) below. Such irrevocable election shall be made upon becoming a FlexComp Award Participant at such time and in accordance with such procedures established by the Committee. In the absence of a timely affirmative election, the Participant's FlexComp Award
               shall  be  determined   under  (b)  below.

          (4) FlexComp Award Participants not otherwise described in (1), (2) or (3) above (including, by way of illustration and not limitation, FlexComp Award Participants who terminated employment prior to June 1, 2000 and are re-hired after that date), shall have their FlexComp Awards determined under the formula described in (b) below for all relevant Plan Years beginning on and after June 1, 2000.

          (5) In all events, the formula described in (c) below shall apply in determining the amount of all annual FlexComp Awards for periods before June 1, 2000.

     (b) If this Section 4.2(b) applies to a FlexComp Award Participant (as determined under (a) above), the amount of a FlexComp Award for any such Participant shall be determined under the following formula: [ "X" (a DSP factor) plus "Y" (a fixed factor)] times the Participant's Current Compensation. The determination of the appropriate factors and the relevant terms are set forth below:

          (1) X, the DSP factor, is based on the Participant's lost DSP matching contributions, and, equals:

               (A) a variable amount,determined in the Company's discretion, but which percentage shall be applied consistently to all such Participants, between 1.5% and 6% for periods on and after June 1, 2000, and before July 1, 2002; and

               (B) a variable amount, determined in the Company's discretion, but which percentage shall be applied consistently to all such Participants, between 1.5% and 7.2%for periods on and after July 1, 2002.

          (2)  Y, the fixed factor, is 4%.

          (3) In the event a Participant terminates employment with the Company during the Plan Year for any reason other than "retirement" (as defined under the Retirement Plan) or death, the Participant shall be entitled to a FlexComp Award for the portion of the Plan Year in which he or she is employed, based on his or her Current Compensation for the partial Plan Year.

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     (c)  If this Section  4.2(c) applies to a FlexComp  Award  Participant  (as determined under (a) above), the amount of a FlexComp Award for any such Participant shall be determined under the following formula: ["X" (a DSP factor) plus the product of "Y" (an age-based factor) and "Z"
          (a   service-based    factor)]   times   the   Participant's   Current
          Compensation. The determination of the appropriate factors and the definitions of the relevant terms are set forth below:

          (1) X, the DSP factor, is based on the Participant's lost DSP matching contributions, and, equals:

               (A)  3% for periods before October 1, 1997;

               (B) a variable amount, determined in the Company's discretion, but which percentage shall be applied consistently to all such Participants, between 1.5% and 6% for periods on and after October 1, 1997 and before July 1, 2002; and

               (C) a variable amount, determined in the Company's discretion, but which percentage shall be applied consistently to all such participants, between 1.5% and 7.2% for periods on and after July 1, 2002.

          (2)  Y, the age-based  factor is 1.085^ (the  Participant's  age minus
               30), with the Participant's age being determined as of the last day of the Plan Year, unless the Participant terminates during the Plan Year for any reason other than "retirement" (as defined under the Retirement Plan) or death, in which case the Participant's age shall be determined as of his or her date of termination.

          (3) Z, the service-based factor is equal to 1.8 + (.02 x the Participant's years of credited service under the Retirement Plan (including years of service credited under the Pension Plan for Hourly Employees of General Mills Restaurants, Inc., if such service would have been included under the portability provisions of the Retirement Plan had the Participant been an active participant in the Retirement Plan at the time of the FlexComp Award) and under the Retirement Income Plan of General Mills, Inc. during periods when the Participant was entitled to accrue benefits thereunder before first becoming eligible to participate in this Plan).

          (4) The product of Y and Z shall not be less than 2%, or greater than 20%.

          (5) In the event a Participant terminates employment with the Company during the Plan Year for any reason other than "retirement" (as defined under the Retirement Plan) or death, the Participant shall be entitled to a

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               FlexComp  Award for the  portion  of the Plan Year in which he or she is employed, based on his or her Current Compensation for the partial Plan Year.

     Section 4.3 Deferral of Annual FlexComp Award. Notwithstanding Section 4.1, any FlexComp Award Participant may elect to defer up to 100% (in a whole percentage) of any FlexComp Award that he or she may become entitled to receive for a Plan Year. Any such election shall apply to the specified percentage of the Participant's FlexComp Award for the Plan Year, provided the Participant completes and submits to the Company a deferral election form no later than the December 31 within such Plan Year. If a Participant will first become eligible to participate in the FlexComp Plan after December 31 of a Plan Year but prior to the end of such Plan Year, such Participant may make a deferral election conditioned on the granting of a FlexComp Award for such Plan Year (a "Conditional Election"), if made prior to December 31st of that Plan Year. Such Conditional Election shall apply to the FlexComp Award, if any, made to the Participant for such Plan Year. The Participant's deferral percentage election shall remain in effect with respect to any FlexComp Awards for future Plan Years, until the Participant changes such election by completing and submitting to the Company a new deferral election form on or before any subsequent December
31. Any such new election shall apply to the specified percentage of the Participant's FlexComp Award for the Plan Year in which such December 31 falls and for future Plan Years until the Participant next changes his or her election. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Participant's FlexComp Award reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant terminates prior to the date of any FlexComp Award, then any deferral election made with respect to such FlexComp Award shall not become effective.

     Section 4.4 Salary, Incentive, and Bonus Deferral Elections.

     (a) Elections by Officers. A Deferred Comp Participant who is an officer of the Company may make the following deferral elections:

          (1) Base Compensation. Such Participant may make an initial election to defer up to 15% (in a whole percentage) of his or her base compensation by completing and submitting to the Company a deferral election form at such time and in such manner as determined by the Compensation Committee. Such election shall apply to the Participant's base compensation attributable to services performed after the election and before the beginning of the next calendar year. That initial deferral election shall continue to apply with respect to all future base compensation until the election is changed by the Participant. The Participant may elect to modify any deferral election of base compensation for the remainder of any calendar year or any future year by providing written notice to the Company at such time and in such manner as determined by the Compensation Committee. Any such change shall be

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               effective  as  soon as  practicable  after  the  end of the  week
               following   the  week   after  the   Company's   receipt  of  the
               Participant's written notice of change.

          (2) Management Incentive Plan Bonus Deferral. Such Participant may elect to defer up to 100% (in a whole percentage) of his or her Management Incentive Plan incentive compensation by completing and submitting to the Company a deferral election form no later than the sixtieth (60th) day preceding the end of the Company's fiscal year. Such deferral election shall apply to all future Management Incentive Plan incentive compensation payments until changed for a future Plan Year by the Participant in writing. A Participant may elect to change his or her deferral election of incentive compensation by providing written notice to the Company no later than the sixtieth (60th) day immediately preceding the Company's fiscal year for which such incentive compensation would otherwise be payable. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Participant's incentive compensation reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and
               (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant terminates prior to the date of any incentive compensation award, then any deferral election made with respect to such incentive compensation award shall not become effective.

     (b) Elections by All Other Participants. A Deferred Comp Participant who is not an officer of the Company may make the following deferral elections:

          (1) Deferrals of Earnable Compensation. Such Participant may elect to defer up to 15% (in a whole percentage) of his or her "earnable compensation" (as such term is defined under the DSP) by completing and submitting to the Company a deferral election form at such time and in such manner as determined by the Minor Amendment Committee (or its delegate). Such election shall apply to the Participant's "earnable compensation" attributable to services performed after the election and shall remain in effect until changed by the Participant. A Participant may change his or her deferral election of earnable compensation for any future period by providing written notice to the Company on such forms as prescribed by the Minor Amendment Committee or its delegate. Any such change shall be effective as soon as practicable after the end of the week following the week after the Company's receipt of the Participant's written notice.

          (2) Bonus for Operations. Such Participant may elect to defer up to 15% (in a whole percentage) of his or her operations bonus by completing and submitting to the Company a deferral election form no later than the forty-fifth (45th) day preceding the end of the applicable bonus period. Such deferral election shall apply to all future operations bonuses until changed by the Participant in writing. A Participant may elect to change his or her deferral election of future operations bonuses by providing written notice to the Company no later than the forty-fifth (45th) day preceding the end of the next applicable bonus period. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Participant's operations bonus reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant terminates prior to the date of any award of an operations bonus, then any deferral election made with respect to such bonus shall not become effective.

          (3) Management Incentive Plan Bonus. Such Participant may elect to defer up to 15% (in a whole percentage) of his or her Management Incentive Plan bonus, provided the Participant completes and submits to the Company a deferral election form no later than the sixtieth (60th) day preceding the end of the applicable bonus period. Such deferral election shall apply to all future Management Incentive Plan bonuses until changed by the Participant in writing. A Participant may elect to change his or her deferral election of future Management Incentive Plan bonuses by providing written notice to the Company no later than the sixtieth (60th) day preceding the end of the next applicable Plan Year. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Participant's Management Incentive Plan bonus reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant terminates prior to the date of any award of a Management Incentive Plan bonus, then any deferral election made with respect to such bonus shall not become effective.

     (c) Special Bonuses. Effective with respect to bonuses awarded on or after January 1, 1996, any Deferred Comp Participant may elect to defer up to 100% (in a whole percentage) of: (i) any "sign-on bonus" that may become payable to such Participant by completing and submitting to the Company a deferral election form no later than his or her date of hire, and (ii) any "special project bonus" that the Senior Vice President of Personnel, in his or her sole discretion, (or the Compensation Committee with respect to a Participant who is subject to
          Section 16 of the Exchange Act) may award to such Participant by completing and submitting to the Company a deferral election form within 30 days of receiving from the Company a written communication regarding the goals and objectives that must be attained in order to earn such special project bonus. Notwithstanding the foregoing, the amount of any deferral under this subsection may not exceed the gross amount of the applicable bonus reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant terminates prior to the date of any award of a sign-on or special project bonus, then any deferral election made with respect to such bonus shall not become effective.

     (d) Bridge Period Benefit Amount and Restricted Stock Amount. In addition to the deferral elections under subsections (a), (b) and (c), a Deferred Comp Participant may elect to defer an amount of his or her base compensation for calendar years 1998 and 1999, which amount is equivalent to a specified percentage (in a whole percentage) of his or her "Bridge Period Benefit Amount," provided, however, that such election shall not be effective for base compensation earned prior to September 1, 1998. The Participant's Bridge Period Benefit Amount shall equal (i) the taxable amounts paid to the Participant under the Darden Restaurants, Inc. Bridge Period Benefit Plan and the Darden Restaurants, Inc. Bridge Period Retirement Plan, plus (ii) the amounts realized by the Participant on his or her exercise of all or any portion of the Stock Option granted under such plans prior to December 31, 1999. In addition, a Participant may elect to defer an amount of his or her: (i) base compensation and Management Incentive Plan incentive compensation award if the Participant is an officer of the Company, (ii) earnable compensation, operations bonus and Management Incentive Plan incentive compensation award if the Participant is not an officer of the Company, and/or (iii) special bonuses, which amount is equivalent to a specified percentage (in a whole percentage) of his or her "Restricted Stock Amount." The Participant's Restricted Stock Amount shall equal the value of the Participant's restricted stock that vests in the year such base compensation, incentive compensation, earnable compensation, or bonus is earned. Any such election under this subsection (d) shall be made by completing and submitting to the Company a deferral election form that shall apply to base compensation or earnable compensation that would otherwise be payable at least 30 days after such form is submitted to the Company and to incentive compensation and operations and special bonuses that are not determinable prior to at least 30 days after such form is submitted to the Company, pursuant to rules established by the Company. A Participant may change his or her deferral election of base compensation, earnable compensation and/or incentive compensation (including operations and special bonuses) under this subsection (d) by providing written notice to the Company. Any such change shall apply to base compensation or earnable compensation that would otherwise be payable as soon as practicable after the end of the week following the week after the Company's receipt of the Participant's written notice and to incentive compensation (including operations and special bonuses) that is not determinable prior to at least 30 days after the Company receives the Participant's written notice, pursuant to rules established by the Company. Notwithstanding the foregoing, the amount of any deferral under this subsection (d) may not exceed the gross amount of the Bridge Period Benefit Amount and/or Restricted Stock Amount reduced by any tax required to be withheld from such amounts under Code Section 3101(a) and (b) or any state or local statute. Further, notwithstanding any prior deferral election, if the Participant terminates prior to the effective date of any deferral under this
          Section 4.3(d), then any deferral election made shall not become effective.

     Section 4.5 Short-Term Deferrals. Notwithstanding the foregoing provisions of this Article IV, the Company may permit a Participant to elect to defer all or part of the Participant's incentive compensation award, if any, to a date certain selected by the Company within the taxable year it would otherwise be paid, upon written notice to the Company received by December 31 of the preceding calendar year. Interest shall be credited on such deferred amount at a rate selected by the Company and shall be communicated to the Participant at the same time the availability of any such short-term deferral opportunity is communicated to Participants.

                                    ARTICLE V
                ESTABLISHMENT OF ACCOUNTS AND CREDITS TO ACCOUNTS


     Section 5.1 Deferred Accounts and Rates of Return on Deferred Accounts. A deferred compensation account ("Deferred Account") shall be established on behalf of each Participant with respect to whom an amount is deferred under
Section 4.4 of this Plan, including amounts transferred in accordance with Appendix A. The amount of a Participant's deferrals under this Plan shall be credited to such Participant's Deferred Account as soon as practicable after the amount would otherwise have been paid in the absence of the deferral election. Effective January 1, 1998, each Participant's Deferred Account shall be credited daily with a "rate of return" on the total deferred amounts credited to the Participant's Deferred Account and a Participant may make separate elections with respect to "rates of return" for past and future deferrals. Such "rates of return" are described in Section 5.3.

     Section 5.2 FlexComp Accounts and Rates of Return on Amounts in FlexComp Accounts. A deferred FlexComp Award account ("FlexComp Account") shall be established on behalf of each Participant who elects to defer a percentage of his or her FlexComp Awards. The amount of a Participant's deferred FlexComp Awards shall be credited to such Participant's FlexComp Account as soon as practicable after the amount would otherwise have been paid in the absence of a deferral election. Effective January 1, 1998, each Participant's FlexComp Account shall be credited daily with a "rate of return" on the total deferred amounts credited to the Participant's FlexComp Account and a Participant may make separate elections with respect to "rates of return" for past and future deferrals. Such "rates of return" are described in Section 5.3.

     Section 5.3 Rates of Return. The "rates of return" credited to a Participant's accounts under Sections 5.1 and 5.2 shall be based upon the actual investment performance of funds in the DSP, or at such other rates as may be made available to the Participant from time to time pursuant to the provisions of the Plan and the procedures established by the Committee. The Committee may delete funds, on a prospective basis, by notifying all Participants whose Accounts include rates of return based on such funds, in advance, and soliciting elections for transfer to other rates of return then available to such Participants.

     Participants may elect to have any combination of the above "rates of return" accrue on amounts in their accounts, from 1% to 100%, provided that the sum of the percentages attributable to such rates equals 100%. A Participant may change the "rate(s) of return" to be credited to his or her accounts, on a daily basis, by notifying the Committee or its delegate, at such time and in such manner as approved by the Committee or its delegate. Effective January 1, 1998, each Participant's accounts will be credited daily with the "rate(s) of return" elected by the Participant until the amount in each Participant's Accounts is distributed to the Participant on the distribution date(s) elected by the Participant. Each Participant shall receive a quarterly statement of the balance of his or her accounts.

     Section 5.4 Impact on Other Benefit Plans. The Company may maintain life and/or disability plans under which benefits earned or payable are related to a Participant's earnings. Any such benefits will generally be based upon the earnings that a Participant would have earned in a given calendar year in the absence of any deferral hereunder.

                                   ARTICLE VI
                               PAYMENT OF ACCOUNTS


     Section 6.1 Hardship Distributions. At any time prior to the time an amount is otherwise payable hereunder, an active Participant may request a distribution of deferred amounts on account of the Participant's financial hardship, subject to the following requirements:

     (a) Such distribution shall be made, in the sole discretion of the Minor Amendment Committee or its delegate or by the Compensation Committee if the Participant is subject to Section 16 of the Exchange Act, if the Participant has incurred an unforeseeable emergency.

     (b) For purposes of this plan, an "unforeseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a Participant's dependent (as defined in Code section 152(a)), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case and be based on the information supplied by the Participant, in writing, on the form provided by the Minor Amendment Committee or its delegate.

     (c) Notwithstanding the foregoing, payment under this Section 6.1 may not be made to the extent that such hardship is or may be relieved:

          (i)  through reimbursement or compensation by insurance or otherwise,

          (ii) by liquidation  of the  participant's  assets,  to the extent the
               liquidation   of  such  assets  would  not  itself  cause  severe
               financial hardship, or

          (iii) by cessation of deferrals under the Plan.

          In addition to the foregoing, distributions under this Section 6.1 shall not be allowed for purposes of sending a child to college or the Participant's desire to purchase a home or other residence. In all events, distributions made on account of an unforeseeable emergency are limited to the extent reasonably needed to satisfy the emergency need.

     (d) All distributions under this Section 6.1 shall be made as soon as practicable after the Minor Amendment Committee or its delegate or the Compensation

          Committee, as applicable, has approved the distribution and that the requirements of this Section 6.1 have been met.

     Section 6.2 Payment of Deferred Amounts. At the time a Participant makes his or her election to defer any amounts under this Plan, the Participant must also elect a distribution date and a form of payment with respect to the deferral of each of the amounts subject to any such election, in accordance with subsections (a) and (b) and subject to subsection (c) below. A Participant who has a Supplemental Savings Account transferred to this Plan pursuant to Appendix A shall also elect a distribution date and form of payment with respect to his or her Supplemental Savings Account, in accordance with subsections (a) and (b) and subject to subsection (c) below. Each deferred amount under this Plan is paid separately according to the Participant's deferred distribution date election. Notwithstanding any Participant election to the contrary, all distributions under this Plan shall be paid or commence to be paid as soon as practicable after the January 1 coincident with or next following the Participant's termination of employment or retirement from the Company.

     (a) Distribution Date. The distribution date may be any date that is at least one year subsequent to the date the compensation, bonus, FlexComp Award or the Supplemental Savings Account (whichever is applicable) would otherwise be payable, but shall not be later than the date the Participant attains age 70.

     (b) Form of Payment. The Participant may elect to have his or her deferred amounts subject to such election, paid in:

          (1)  a single payment,

          (2) substantially equal annual installments for a period not to exceed ten (10) years,

          (3) substantially equal annual installments for a period not to exceed fifteen (15) years for deferral elections made prior to December 31, 1985 (if so elected at the time of the original deferral), or

          (4) any other form of payment requested in writing by the Participant and approved by the Minor Amendment Committee or its delegate or by the Compensation Committee if the Participant is subject to
               Section 16 of the Exchange Act, with regard to amounts deferred under Article IV.

     (c) Special Rules. Notwithstanding the above, the following provisions shall apply:

          (1) Except as provided in Subsection 7.2(c)(3), if a Participant terminates employment for any reason other than Retirement or death, the Committee or its delegate shall require that full payment of all amounts deferred under this Plan be paid in the form of a single lump sum cash payment as soon as practicable after the January 1 coincident with or next following the Participant's termination of employment.


          (2) As to all future and previous deferrals, an active Participant may request to amend his or her distribution date and/or form of payment with respect to a deferral provided: (i) the initial distribution date in the absence of such distribution election amendment is not within twelve (12) months of the date of the amendment; (ii) his or her amended distribution date is at least one year after the distribution date in the absence of such distribution election amendment; (iii) his or her amended form of payment is in substantially equal annual installments for a period not to exceed ten (10) years or a lump sum; and (iv) no modifications for distribution dates and/or forms of payment are permitted with respect to any deferrals after payment of such deferrals has commenced to be paid. No more than two amendments to the Participant's initial distribution election with respect to a particular deferral shall be permitted. Any such amendment must be in writing and submitted to the Committee for approval.

          (3) Notwithstanding any other provision of this Plan to the contrary, a Participant may, at any time prior or subsequent to the distribution date selected by the Participant, request in writing to the Committee to have his or her form of payment of any or all amounts in his or her FlexComp Account, Deferred Compensation Account, and/or Supplemental Savings Account changed to an immediate lump-sum distribution, provided that the amount of any such lump-sum distribution shall be reduced by an amount equal to the product of (X) the total lump-sum distribution otherwise payable (based on the value of the Participant's FlexComp Account, Deferred Compensation Account, or Supplemental Savings Account, as the case may be) as of the first day of the month in which the lump-sum amount is paid, adjusted by a pro-rata portion of the rate of return for the prior month in which the lump-sum is paid, determined by multiplying the actual rate of return for such prior month by a fraction, the numerator of which is the number of days in the month in which the request is received prior to the date of payment, and the denominator of which is the number of days in the month), and (Y) the rate set forth in Statistical Release H.15(519), or any successor publication, as published by the Board of Governors of the Federal Reserve System for one-year U.S. Treasury notes under the heading "Treasury Constant Maturities" for the first day of the calendar month in which the written request for an immediate lump-sum distribution is approved by the Committee. Any such lump sum distribution shall be paid within one (1) business day of approval by the Committee of such request.

     Section 6.3 Death of a Participant. If a Participant dies before the full distribution of his or her accounts under this Article VI, a lump sum payment of the remaining distribution amount shall be made to the beneficiary designated by the Participant. This payment shall be made as soon as practicable after the Committee receives notification of the Participant's death. In the absence of any such designation, payment shall be made to the personal representative, executor or administrator of the Participant's estate.

                                   ARTICLE VII
                           ADMINISTRATION OF THE PLAN


     Section 7.1 Committee. This Plan shall be administered by the Committee. The Committee shall act by affirmative vote of a majority of its members at a meeting or in writing without a meeting. The Committee shall appoint a secretary who may be but need not be one of its own members. The secretary shall keep complete records of the administration of the Plan. The Committee may authorize each and any one of its members to perform routine acts and to sign documents on its behalf.

     Section 7.2 Plan Administration. The Committee may appoint such persons or establish such subcommittees, employ such attorneys, agents, accountants or investment advisors necessary or desirable to advise or assist it in the performance of its duties hereunder, and the Committee may rely upon their respective written opinions or certifications. Administration of the Plan shall consist of interpreting and carrying out the provisions of the Plan in the discretion of the Committee. The Committee shall, in its discretion, determine the eligibility of employees to participate in the different features of the Plan, their rights while Participants in the Plan and the nature and amounts of benefits to be received therefrom. The Committee shall, in its discretion, decide any disputes which may arise under the Plan. The Committee may provide rules and regulations for the administration of the Plan consistent with its terms and provisions. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Committee shall be final and conclusive for all Plan purposes.

     Section 7.3 Claims Procedure.

     (a) The Minor Amendment Committee or its delegate shall prescribe a form for the presentation of claims under the terms of this Plan.

     (b) Upon presentation to the Minor Amendment Committee or its delegate of a claim on the prescribed form, the Minor Amendment Committee or its delegate shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Minor Amendment Committee or its delegate shall furnish to the claimant within a reasonable period of time after the receipt of the claim a written notice setting forth the following:

          (1)  The specific reason or reasons for the denial;

          (2) Specific reference to pertinent provisions of this Plan on which the denial is based;

          (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (4)  An explanation of this Plan's claim review procedure.

     (c) If a claim is denied, the claimant may appeal such denial to the Minor Amendment Committee or its delegate for a full and fair review of the adverse determination. The claimant's request for review must be in writing and be made to the Minor Amendment Committee or its delegate within 60 days after receipt by the claimant of the written notification required under subsection (b) above. The claimant or his or her duly authorized representative may submit issues and comments in writing which shall be given full consideration by the Minor Amendment Committee or its delegate in its review.

     (d) The Minor Amendment Committee or its delegate may, in its sole discretion, conduct a hearing. A request for a hearing will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and be represented by counsel.

     (e) A decision on a request for review shall be made by the Minor Amendment Committee or its delegate not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request.

     (f) The Minor Amendment Committee's or its delegate's decision on review shall state in writing the specific reasons and references to this Plan provisions on which it is based. Such decision shall be immediately provided to the claimant. In the event the claimant disagrees with the findings of the Minor Amendment Committee or its delegate, the matter shall be referred to arbitration in accordance with Section 7.6 hereof.

     (g) The Minor Amendment Committee or its delegate may allocate its responsibilities among its several members, except that all matters involving the hearing of and decision on claims and the review of the determination of benefits shall be made by the full Minor Amendment Committee or its delegate. No member of the Minor Amendment Committee or its delegate shall participate in any matter relating solely to himself or herself.

     Section 7.4 Non-Assignability. The interests herein and the right to receive distributions from a Participant's accounts under this Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a Participant becomes bankrupt, the interests of the Participant under this Plan in his or her accounts may be terminated by the Minor Amendment Committee or its delegate (or the Compensation Committee with respect to a Participant who is subject to Section 16 of the Exchange Act), which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such Participant or make any other disposition of such interests that it deems appropriate.

     Section 7.5 Amendments to Plan. Darden Restaurants, Inc. reserves the right to suspend, amend or otherwise modify or terminate this Plan at any time, without notice. Such action shall be taken by the Board of Directors of Darden Restaurants, Inc. However, this Plan may not be suspended, amended, otherwise modified, or terminated after a Change in Control without the written consent of a majority of Participants determined as of the day before such Change in Control occurs. A "Change in Control" shall mean the occurrence of any of the following events:

     (a) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the shares of Darden Restaurants, Inc. entitled to vote for the election of directors;

     (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sales of assets or contested election, or combination of the foregoing, the persons who were directors of Darden Restaurants, Inc. just before such event shall cease to constitute a majority of Darden Restaurants, Inc.'s Board of Directors; or

     (c) the shareholders of Darden Restaurants, Inc. approve an agreement providing for a transaction in which Darden Restaurants, Inc. will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of Darden Restaurants, Inc. occurs.

     Notwithstanding any other provision of this Plan to the contrary, the Minor Amendment Committee, or the Compensation Committee with respect to a Participant who is subject to Section 16 of the Exchange Act, may, in its sole discretion, direct that payments be made before such payments are otherwise due if, for any reason (including, but not limited to a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, or a decision by a court of competent jurisdiction involving a Participant or Beneficiary), such Committee believes that Participants or their Beneficiaries have recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to such Participants under this Plan before such amounts are scheduled to be paid. In making this determination, such Committee shall take into account the hardship that would be imposed on Participants or their Beneficiaries by the payment of federal income taxes under such circumstances.

     Section 7.6 Arbitration. Subject to the completion of the claims procedure described in Section 7.3, any controversy or claim arising out of or relating to this Plan, or any alleged breach of the terms or conditions contained herein, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein.

     (a)  An award rendered in connection  with an arbitration  pursuant to this
          Section 7.6 shall be final and binding and judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

     (b) The forum for arbitration under this Plan shall be Orlando, Florida and the governing law for such arbitration shall be the laws of the State of Florida.

     (c) Arbitration under this Section 7.6 shall be conducted by a single arbitrator selected jointly by Darden Restaurants, Inc. and the Participant or Beneficiary, as applicable (the "Complainant"). If within thirty (30) days after a demand for arbitration is made, Darden Restaurants, Inc. and the Complainant are unable to agree on a single arbitrator, three arbitrators shall be appointed to conduct the arbitration. Each party shall select one arbitrator and those two arbitrators shall then select a third neutral arbitrator within thirty
          (30) days after their appointment. In connection with the selection of the third arbitrator, consideration shall be given to familiarity with executive compensation plans and experience in dispute resolution between parties, as a judge or otherwise. If the arbitrators selected by the parties cannot agree on the third arbitrator, they shall discuss the qualifications of such third arbitrator with the AAA before selection of such arbitrator, which selection shall be in accordance with the Commercial Arbitration Rules of the AAA.

     (d) If an arbitrator cannot continue to serve, a successor to an arbitrator selected by a party shall be also selected by the same party, and a successor to a neutral arbitrator shall be selected as specified in subsection (c) of this Section. A full rehearing will be held only if the neutral arbitrator is unable to continue to serve or if the remaining arbitrators unanimously agree that such a rehearing is appropriate.

     (e) The arbitrator or arbitrators shall be guided, but not bound, by the Federal Rules of Evidence and by the procedural rules, including discovery provisions, of the Federal Rules of Civil Procedure. Any discovery shall be limited to information directly relevant to the controversy or claim in arbitration.

     (f) The parties shall each be responsible for their own costs and expenses, except for the fees and expenses of the arbitrators, which shall be shared equally by Darden Restaurants, Inc. and the Complainant.

     Section 7.7 Plan Unfunded. Nothing in this Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants, terminated Participants or beneficiaries hereunder. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, terminated Participants, beneficiaries, or any other persons. Any funds which may be accumulated in order to meet any obligation under this Plan shall for all purposes continue to be a part of the general assets of the Company; provided, however, that the Company may establish a trust to hold funds intended to provide benefits hereunder so long as the assets of such trust become subject to the claims of the general creditors of the Company in the event of bankruptcy or insolvency of the Company. To the extent that any Participant, terminated Participant, or Beneficiary acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

     Section 7.8 Applicable Law. All questions pertaining to the construction, validity and effect of this Plan shall be determined in accordance with the laws of the State of Florida, to the extent not preempted by Federal law.

     Section 7.9 Limitation of Rights. This Plan is a voluntary undertaking on the part of the Company. Neither the establishment of this Plan nor the payment of any benefits hereunder, nor any action of the Company, the Committee or the Minor Amendment Committee or its delegate shall be held or construed to be a contract of employment between the Company and any eligible employee or to confer upon any person any legal right to be continued in the employ of the Company. The Company expressly reserves the right to discharge, discipline or otherwise terminate the employment of any eligible employee at any time. Participation in this Plan gives no right or claim to any benefits beyond those which are expressly provided herein and all rights and claims hereunder are limited as set forth in this Plan.

     Section 7.10 Severability. In the event any provision of this Plan shall be held illegal or invalid, or would serve to invalidate this Plan, that provision shall be deemed to be null and void, and this Plan shall be construed as if it did not contain that provision.

     Section 7.11 Headings and Number. The headings to the Articles and Sections of this Plan are inserted for reference only, and are not to be taken as limiting or extending the provisions hereof.

     Section 7.12 Incapacity. If the Minor Amendment Committee or its delegate determines that a Participant, a terminated Participant, or any Beneficiary under this Plan (each of which shall be referred to as the "Recipient") is unable to care for his or her affairs because of illness, accident, or mental or physical incapacity, or because the Recipient is a minor, the Minor Amendment Committee or its delegate may direct that any benefit payment due the Recipient be paid to his or her duly appointed legal representative, or, if no such representative is appointed, to the Recipient's spouse, child, parent, or other blood relative, or to a person with whom the Recipient resides or who has incurred expense on behalf of the Recipient. Any such payment so made shall be a complete discharge of the liabilities of this Plan with respect to the Recipient.

     Section 7.13 Binding Effect and Release. All persons accepting benefits under this Plan shall be deemed to have consented to the terms of this Plan. Any final payment or distribution to any person entitled to benefits under this Plan shall be in full satisfaction of all claims against this Plan, the Committee, the Minor Amendment Committee or its delegate, and the Company arising by virtue of this Plan.

                                   APPENDIX A
                          SUPPLEMENTAL SAVINGS ACCOUNTS


     Eligibility for Supplemental Savings Account. An individual who was employed by the Company on the Distribution Date and who had an account balance under the terms of the Supplemental Savings Plan as of such date, shall have a Supplemental Savings Plan Account established hereunder to the extent such liability is transferred to this Plan as of the one-year anniversary of the Distribution Date.

     No Forfeitures of Supplemental Savings Account. All amounts credited to a Participant's Supplemental Savings Account under the Plan shall be fully vested.

                            DARDEN RESTAURANTS, INC.
                                  FLEXCOMP PLAN


                                   APPENDIX B
                STOCK OPTION GAIN AND RESTRICTED STOCK DEFERRALS


     Section 1 Purpose and Effect. This Appendix B authorizes the deferral of gains from the exercise of Stock Options and the deferral of income that would otherwise be recognized upon the lapse of restrictions applicable to Restricted Stock Awards notwithstanding any other provision in the Plan to the contrary. The Stock Options and Restricted Stock Awards that may be subject to deferral elections authorized by this Appendix B are limited to those made under the following stock plans of the Company (collectively, the "Stock Plans"):

     (a) Darden Restaurants, Inc. Stock Option and Long-Term Incentive Plan of 1995;

     (b) Darden Restaurants, Inc. Restaurant Management and Employee Stock Plan of 2000;

     (c)  Darden Restaurants, Inc. 2002 Stock Incentive Plan; and

     (d) any future stock plan, agreement or arrangement of the Company that explicitly provides for such deferral elections.

In accordance with the rules set forth in this Appendix B, eligible Participants may elect to (i) defer receipt of all or a portion of the shares of Common Stock representing the net gain on exercise of a Stock Option in connection with a Participant's stock-for-stock option exercise ("Option Deferral") and (ii) either not receive restricted shares of Common Stock that would have been issued under a Restricted Stock Award, or transfer to the Company prior to the applicable Vesting Date all or a portion of the shares of Common Stock received under a Restricted Stock Award, in exchange for the Company's agreement to pay deferred compensation in the form of unrestricted shares of Common Stock
("Restricted Stock Deferral"). Grants of Stock Options and Restricted Stock Awards are governed by the Stock Plans, as they may be amended from time to time. No stock options, restricted stock or shares of Common Stock are authorized to be issued under this Plan. Participants who elect to make a deferral in accordance with this Appendix B will have no rights as shareholders of the Company with respect to Stock Units credited to their Deferred Stock Unit Accounts.

     Section 2 Definitions. For purposes of this Appendix B, the terms defined in Article II of the Plan shall have the same meanings when used in this Appendix B, unless a different meaning is given in this Section 2. In addition, the terms listed below shall have the following meanings:

     (a) Common Stock shall mean the common stock, without par value, of Darden Restaurants, Inc.

     (b) Compensation Committee shall mean the Compensation Committee of the Board of Directors of the Company.

     (c) Deferred Stock Unit Account shall mean the account established for each Participant in accordance with Section 7 of this Appendix B.

     (d) Exercise Date shall mean the date as of which a Stock Option is exercised under the applicable Stock Plan.

     (e)  Net Shares shall mean:

          (i) with respect to any Option Deferral pursuant to Section 4 of this Appendix B, the number of shares of Common Stock subject to the deferral election ("Deferred Shares") as to which the Stock Option has been exercised, less the number of shares of Common Stock delivered to pay the exercise price for the Deferred Shares in a stock-for-stock exchange, and less any shares used to satisfy FICA, Medicare or any other taxes due at the time Stock Units are credited due to the Option Deferral;

          (ii) with respect to any Restricted Stock Deferral pursuant to Section 5 of this Appendix B, the number of shares of Common Stock issued pursuant to the Restricted Stock Award that are subject to the deferral election, less any shares that are used to satisfy FICA, Medicare or any other taxes due at the time Stock Units attributable to a Restricted Stock Deferral become vested; and

          (iii)with  respect  to  any  Restricted  Stock  Deferral  pursuant  to
               Section 6 of this Appendix B, the number of shares of Common Stock that are subject to the deferral election that would have been issued pursuant to the Restricted Stock Award, less any shares that are used to satisfy FICA, Medicare or any other taxes due at the time Stock Units attributable to a Restricted Stock Deferral become vested.

     (f) Participant shall mean a person who is eligible under Section 3 of this Appendix B to make an Option Deferral as described in Section 4 of this Appendix B or a Restricted Stock Deferral as described in either Section 5 or 6 of this Appendix B. A person who has become a Participant shall be considered to continue as a "Participant" in the Plan within the meaning of Article II of the Plan (even if such person subsequently becomes ineligible to make deferrals under this Appendix
          B) until the date of the Participant's death or, if earlier, the date when the Participant no longer satisfies the eligibility requirements in Section 3 of this Appendix B and the Participant has received a distribution of all of the Participant's Deferred Stock Unit Account.

     (g) Restricted Stock Award shall mean any award of restricted Common Stock pursuant to one or more of the Company's Stock Plans.

     (h) Stock Option shall mean any nonqualified stock option granted pursuant to one or more of the Company's Stock Plans.

     (i) Stock Unit shall mean one of the units credited to Participants' Deferred Stock Unit Accounts based on the number of Net Shares.

     (j) Vesting Date shall mean the date on which the Participant's shares of Common Stock issued pursuant to a Restricted Stock Award would, absent a deferral election, become vested in accordance with the terms and conditions of the Restricted Stock Award.

     Section 3 Eligibility. A person shall be eligible to make deferrals pursuant to this Appendix B if he or she:

     (a)  is an officer with a title of Vice President or above; or

     (b) has been designated by the Compensation Committee as eligible for participation in the deferral feature described in this Appendix B. The Compensation Committee may rescind such designation and discontinue such person's active participation in the deferral feature described in this Appendix B at any time.

A person who ceases to be a person described in (a) or (b) above shall not be eligible to make any further deferral elections pursuant to this Appendix B, but any prior deferral elections made by such a person shall continue in effect.

     Section 4 Option Deferral. As of any date that is (i) at least six full months in advance of the applicable Exercise Date and (ii) at least six full months in advance of the date the applicable Stock Option expires, a Participant may complete and submit to the Company an irrevocable election to defer receipt of Net Shares of Common Stock resulting from a stock-for-stock exercise of an exercisable Stock Option granted to the Participant and to only pay for such exercise by tendering shares of Common Stock. Such deferral election shall specify the following:

     (a) the specific Stock Option grant and the number of shares of Common Stock subject to the deferral election; and

     (b) the Distribution Date and form of distribution, in accordance with the rules for payment under Article VI of the Plan, as modified by Section 8 below.

A Participant may make a deferral election with respect to all or only a portion of the shares of Common Stock subject to a Stock Option ("Option Shares"). The portion of a Stock Option subject to a deferral election may not be exercised until six full months after the deferral election is made and must be exercised separately from the remainder of the Stock Option. No partial exercise of the portion of a Stock Option subject to the deferral election shall be permitted. A Participant may not deliver cash in lieu of shares of Common Stock to satisfy the Stock Option exercise price for shares subject to a deferral election. All shares of Common Stock delivered to pay the exercise price must, on the Exercise Date, have been owned by the Participant without restriction for at least six full months.

     Section 5 Restricted Stock Deferral - Shares Not Subject to Accelerated Vesting Based on Performance. As of any date that is (i) at least 12 full months in advance of the applicable Vesting Date or (ii) at least nine full months in advance of the applicable Vesting Date if such election date occurs prior to May 25, 2003, an eligible Participant may complete and submit to the Company an irrevocable election to transfer to the Company all or a portion of the unvested shares of Common Stock subject to a Restricted Stock Award that does not provide for accelerated vesting based on any measure of personal performance (other than continued employment) or Company performance, and to be credited with a number of Stock Units equal to the number of Net Shares resulting from the deferral election. Such deferral election shall specify the following:

     (a) the specific Restricted Stock Award and number of shares of Common Stock to be transferred to the Company; and

     (b) the Distribution Date and form of distribution, in accordance with the rules for payment under Article VI of the Plan, as modified by Section 8 below.

A Participant may make a deferral election with respect to all or only a portion of the shares of Common Stock subject to a Restricted Stock Award. If an election is made with respect to only a portion of such shares, the remainder will vest in accordance with the terms and conditions of the Restricted Stock Award. The transfer of shares to the Company shall take effect on the date as of which the deferral election is made.

     Section 6 Restricted Stock Deferral - Shares Subject to Accelerated Vesting Based on Performance. Prior to the date on which a Participant would be granted a Restricted Stock Award that provides for accelerated vesting based on any measure of personal performance (other than continued employment) or Company performance, an eligible Participant may complete and submit to the Company an irrevocable election not to receive restricted shares of Common Stock pursuant to that award, and to be credited instead with a number of Stock Units equal to the number of Net Shares resulting from the deferral election. Such deferral election shall specify the following:

     (a)  the anticipated Restricted Stock Award; and

     (b) the Distribution Date and form of distribution, in accordance with the rules for payment under Article VI of the Plan, as modified by Section 8 below.

Any deferral election made pursuant to this Section 6 shall apply to all of the shares of Common Stock subject to the specified Restricted Stock Award.

     Section 7 Deferred Stock Unit Accounts. A Deferred Stock Unit Account shall be established on behalf of each Participant for Net Shares deferred under
Section 4, 5 or 6 of this Appendix B. The provisions of this Section 7 shall be subject to the following rules:

     (a) For each Net Share deferred, a Stock Unit shall be credited to the Participant's Deferred Stock Unit Account effective as of (i) the applicable Exercise Date in the case of an Option Deferral pursuant to
          Section 4 above, (ii) the date of the deferral election in the case of a Restricted Stock Deferral pursuant to Section 5 above, or (iii) the date of the Restricted Stock Award in the case of a Restricted Stock Deferral pursuant to Section 6 above.

     (b) Stock Units credited on account of a Restricted Stock Deferral shall be subject to the same vesting restrictions that would have applied to the corresponding shares of restricted Common Stock if no Restricted Stock Deferral had been made. If the vesting restrictions applicable to a Stock Unit are not satisfied, the Stock Unit shall be forfeited.

     (c) On each payment date for cash dividends paid on the Company's Common Stock, the Company shall pay to each Participant a dividend equivalent amount equal to the cash dividend that would be payable by the Company on a number of shares of Common Stock equal to the number of Stock Units then credited to the Participant's Deferred Stock Unit Account. Such dividend equivalent amounts shall be paid directly to Participants in cash and shall not be eligible for deferral under this Plan.

     (d) In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment to the Participants' allocations to their Deferred Stock Unit Accounts is appropriate to prevent the reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee, may, in its sole discretion and in such manner as it may deem equitable, adjust the Stock Units credited to the Participants' Deferred Stock Unit Accounts.

     Section 8 Payment of Deferred Amounts. The rules regarding payment of amounts under Article VI of the Plan shall apply to Deferred Stock Unit Accounts, except that

     (a) payment of Deferred Stock Unit Accounts shall be made only in the form of shares of Common Stock and not in cash,

     (b) payment with respect to Stock Units that are subject to vesting restrictions as provided in Section 7(b) above shall not occur prior to the time those vesting restrictions are satisfied; and

     (c) unless the Participant elects otherwise prior to the commencement of payment, the Company shall, to the extent permitted by law, withhold from the shares of Common Stock to be transferred to the Participant the number of shares sufficient to satisfy any tax withholding required at the time of payment.

Any reduction in the amount payable required in order to receive an accelerated distribution pursuant to Section 6.2(c)(3) of the Plan shall be rounded up to the nearest whole share.

     Section 9 Forms and Procedure. Deferral elections made pursuant to this Appendix B must be made in writing on forms approved by the Compensation Committee, and shall be subject to such other procedural rules as the Compensation Committee may establish. Any determinations or approvals that must be made with respect to a Participant's Stock Units, including approval of any hardship distribution requested pursuant to Section 6.1 of the Plan or approval of any optional form of payment as permitted under Section 6.2(b)(2), shall be made by the Compensation Committee and not by the Minor Amendment Committee.

     Section 10 Effect on Stock Options and Restricted Stock Awards. Deferral elections made pursuant to this Appendix B shall constitute amendments to the Stock Options and Restricted Stock Awards to which the deferral elections apply. Any shares of Common Stock paid pursuant to this Appendix B on account of a Participant's deferral election shall be deemed issued under the Stock Plan under which the corresponding Stock Option or Restricted Stock Award was granted.